LOAN AGREEMENT and CIVIL ACTION COVENANT

This Agreement made as of the 31st day of December, 2005

BETWEEN:

Address: **Art Brokerage, Inc.**
P.O Box 3730
Ketchum, ID 83340

(hereinafter referred to as the "Lender")

OF THE FIRST PART

AND **Eskota Energy Corporation**
A Texas Corporation

AND **Maverick Minerals Corporation (Guarantor)**
1475 Ridgeview Drive, Suite 220
Reno, Nevada 89509

(hereinafter referred to as the "Borrowers")

OF THE SECOND PART

WHEREAS:

(A) The Borrowers have agreed to borrow from the Lender and the Lender agrees to lend to the Borrowers the principal sum of Four Hundred and Seventy - Nine Thousand and One Hundred ($479,100.00) U.S. Dollars (the "Principal Sum"). It is an understanding of this agreement that all sums have been advanced.

(B) The parties hereto wish to set out the terms of the loan and repayment thereof.

THIS AGREEMENT WITNESSETH that in consideration of the covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties hereto agree as follows:

1. **The Loan**

a. The Borrower hereby acknowledges itself indebted to the Lender in the amount of the Principal Sum. Interest shall be paid annually and calculated at the rate of seven percent (7%) per annum and interest shall be calculated from January 1st, 2006. The rate of interest payable after the first 12 months of the term, provided the Principal Sum has not been repaid prior thereto shall be nine percent (9%) per annum calculated from the 1st day of January, 2007.

2. **Repayment**

a. **The Borrower shall repay the principal sum or any portion therof from any and all sums derived from a settlement of it's civil action against Veneto Exploration, LLC**

b. The Borrower shall have the right to prepay all or any portion of the Principal Sum from time to time to the Lender as the Borrower may in its discretion determine.

c. The Principal Sum hereunder shall become fully due and payable together with all accrued and unpaid interest on **January 1st, 2008**.

3. **Events of Default**

An Event of Default shall mean any one of the following:

(a) Principal - If the Borrower shall fail to pay on the Maturity Date the principal sum and all accrued and unpaid interest.

(b) Other Amount - If the Borrower shall fail to pay any other consideration agreed to for the loan proceeds.

(c) Civil Litigation – If the Borrower shall default in it's obligation to forward the proceeds of the litigation action undertaken by the Borrower against **Veneto Exploration LLC** as described herein

(d) Bankruptcy - If a bankruptcy or similar petition with respect to the bankruptcy, insolvency or other liquidation of the Borrower is presented or filed against it;

4. **Remedy**

Upon the occurrence of any one (1) or more Events of Default, all indebtedness of the Borrower to the Lender hereunder shall, at the option of the Lender become immediately due and payable upon demand, and the Borrower expressly waives presentation, protest or other notice of any kind.

5. **Waiver**

No failure or delay on the part of the Lender in exercising any right or privilege hereunder or the waiver as to any event of default hereunder will not preclude further or other exercise by the Lender of any right, power or privilege hereunder or extend or reply to any further event of default.

6. **Notice**

Any notice to be given hereunder may be effectively given by delivering the same at the addresses set forth above or by sending the same by prepaid registered mail to the Lender or the Borrower at such addresses. Any notice given by prepaid mail shall be deemed to have been received four (4) days after the mailing thereof. Any party may from time to time notify the other party hereto in accordance with the provisions hereof, of a change of address which thereafter until changed by like notice shall be the address of such party for all purposes of this Agreement.

7. **Survival**

This Agreement shall continue in full force and effect so long as any amount is owed to the Lender hereunder and all agreements, representations, warranties and covenants of the Borrower made herein, or in any other document delivered by or on behalf of the Borrower pursuant to the provisions hereof shall be deemed to have been relied upon by the Lender.

8. **Successors and Assigns**

This Agreement shall be binding upon and enure to the benefit of the Lender, the Borrowers and their respective heirs, executors, administrators, representatives, successors and assigns.

9. **Law**

This Agreement and the Security shall be governed by and construed in accordance with the laws of the State of Idaho.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the 31ST day DECEMBER 2005.

SIGNED, SEALED & DELIVERED) **Art Brokerage, Inc.**

in the presence of) Donna Rose

Donna Rose

) **Eskota Energy Corporation**

BY: ROBERT KINLOCH

Name:

I have the authority to bind the Corporations

and

) **Maverick Minerals Corporation**
) **(Guarantor)**

BY: ROBERT KINLOCH

Name:

I have the authority to bind the Corporations